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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-145002 and 333-138314) and Form S-8 (No. 333-126777) of Maidenform Brands, Inc. of our report dated March 10, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 10, 2009

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  Exhibit 23.1